Exhibit (10) R.

Administrative Guide for _______ Grant under the
2000 Omnibus Long-Term Compensation Plan

1.     Purpose

The purpose of this Administrative Guide is to evidence the Committee’s grant of awards, effective as of _________, to those Employees who are corporate officers of Kodak.

2.     Terms of Awards

Any award issued under this Administrative Guide (hereinafter individually referred to as an “Award” and collectively as the “Awards”) will be subject to the terms, conditions, restrictions, and limitations contained in this Administrative Guide, the Plan, and the Award Notice.  To the extent there are any inconsistencies between the terms of this Administrative Guide and the Plan, the terms of the Plan will control.

3.     Form of Awards

All of the Awards will be granted in the form of nonqualified stock options.  One option provides for the ability to purchase a single share of Common Stock.

4.     Eligibility

All of Kodak’s corporate officers will be eligible for an Award; provided, however, they have signed an Employee’s Agreement in a form acceptable to the Director, Human Resources, Eastman Kodak Company.  Any Kodak corporate officer who fails to sign such an Employee’s Agreement on or prior to the date of grant specified in Section 6 below will not receive an Award.

5.     Size of Awards

Attached Exhibit A sets forth the size of the Awards granted by the Committee under this Administrative Guide to each corporate officer of Kodak.

6.     Date of Grant

All of the Awards will be granted effective as of ___________ (the “Grant Date”).

7.     Terms and Conditions of Awards

The following terms and conditions will apply to the Awards:

(a)	Option Price. The option price will be the mean between the high and low at which the Common Stock trades on the New York Stock Exchange on ____________.

(b)

Duration of Option.  Subject to Section 7(h) hereof, each option will expire at the close of business on the day before the seventh anniversary of the Grant Date, unless sooner forfeited in accordance with the terms and conditions of this Administrative Guide, the Plan, or the Award Notice.

(c)

Vesting of an Option.  No option will be exercisable by a Participant until first anniversary of the Grant Date.  One third (33 1/3%) of the options granted to a Participant will become exercisable on such date, another third (33 1/3%) will become exercisable on the second anniversary of the Grant Date, and the remaining third (33 1/3%) will become exercisable on the third anniversary of the Grant Date.  A Participant may exercise all or a portion of his or her vested options by following the administrative procedures established by the Company for the one or more exercise methods approved by the Company from time to time.

(d)

Payment of Option Price.  The option price for the share for which a Participant exercises an option will be paid by such Participant on the date the option is exercised in cash, in shares of Common Stock owned by the Participant, or a combination of the foregoing.  Any share of Common Stock delivered in payment of the option price will be valued at its Fair Market Value on the date of exercise.

	(e)	Withholding. A Participant will pay the amount of taxes required to be withheld upon exercise of his or her options by delivering a check made payable to the Company.

(f)

Rights as a Shareholder.  A Participant will not have any of the rights of a shareholder with respect to the share of Common Stock covered by an option except to the extent a certificate for such share is delivered to him or her upon the exercise of such option.

(g)

Broker Assisted Exercise.  Notwithstanding Sections 7(d) and 7(e) above to the contrary, a Participant may, subject to Section 13 hereof, exercise any option granted to him or her under this Administrative Guide by way of the Company’s broker-assisted stock option exercise program, to the extent such program is available at the time of such exercise.  Pursuant to the terms of such program, the amount of any taxes required to be withheld upon exercise of any options under the program will be paid in cash directly to the Company.

	(h)	Exercise Upon Expiration.

(i)

Notwithstanding Section 7(b) hereof to the contrary, if on the options’ scheduled expiration date (A) any options remain unexercised and (B) the Fair Market Value of a share of Common Stock exceeds the option price, then the provisions of Section 7(h)(ii) below will apply.

(ii)

The Participant may exercise any of his or her unexercised options as of the date they are scheduled to expire, unless already forfeited under the terms and conditions of this Adminstrative Guide, the Plan or the Award Notice, by providing written notice thereof to the Company within sixty (60) days after such scheduled expiration date.  In such event, such options will, for all purposes under this Administrative Guide and the Plan, be treated as exercised prior to the close of business on their scheduled expiration date; provided, however, the Participant will not be the recordowner of the shares acquired upon exercise of such options until one or more certificates for the shares is delivered to the Participant.  The exercise price of any options issued pursuant to the provisions of this Section 7(h)(2) will be the mean between the high and low at which the Common Stock trades on the New York Stock Exchange on the options’ scheduled expiration date, or, if such day is not a trading day, the immediately preceding trading day.

(iii)

Notwithstanding Section 7(g) above to the contrary, any options exercised pursuant to this Section 7(h) will not, without the Committee’s prior approval, be exercised by way of the Company’s broker-assisted stock option program.

8.	Termination of Employment

The following terms and conditions will apply to the Awards:

	(a)	Forfeiture

(i)

Within One Year of Grant.  The provisions of this Section 8(a)(i) will apply insofar as a Participant’s employment is terminated for any reason, whether voluntarily or involuntarily, prior to the first anniversary of the date of the Award’s grant.  In such event, absent termination of the Participant’s employment for a Permitted Reason or due to death, the Participant will, effective upon the date of his or her termination of employment, forfeit the Award granted to him or her under this Administrative Guide.  In the event of termination of the Participant’s employment for a Permitted Reason or due to death, the Award will, unless sooner forfeited in accordance with another provision of this Administrative Guide or the provisions of the Plan, expire on the third anniversary of the date of the Participant’s termination of employment.

		(ii)	On or After First Anniversary of Grant

(A)

In General.  The provisions of this Section 8(a)(ii) will apply insofar as a Participant’s employment is terminated for any reason, whether voluntarily or involuntarily, on or after the first anniversary of the Award’s grant.

(B)

Unvested Options.  Effective upon the date of the Participant’s termination, all of the unvested portion of the Participant’s Award will be immediately forfeited; provided, however, if the Participant’s employment is terminated by reason of death, Disability, Retirement, or an Approved Reason, the Award will expire on the third anniversary of the date of the Participant’s termination of employment, unless sooner forfeited in accordance with the terms of this Administrative Guide or the Plan.

(C)

Vested Options.  On the sixtieth (60) day after the date of the Participant’s termination, all of the vested portion of the Participant’s Award will expire; provided, however, if the Participant’s employment is terminated by reason of death, Disability, Retirement, or an Approved Reason, the Award will expire on the third anniversary of the date of the Participant’s termination of employment, unless sooner forfeited in accordance with the terms of this Administrative Guide or the Plan.

	(b)	Vesting.

(i)

Death.  Notwithstanding Section 7(c) to the contrary, if a Participant dies prior to being vested in all of his or her Award, the provisions of this Section 8(b)(i) will apply.  In such case, the unvested portion of the Award held by the Participant immediately prior to his or her death will immediately vest on the date of the Participant’s death and may be exercised, subject to the Plan’s terms and conditions, at any time between such date and the third anniversary of the date of the Participant’s termination of employment.

(ii)

Transfer.  Notwithstanding Section 7(c) to the contrary, if a Participant’s employment terminates as a result of a Transfer prior to being vested in all of his or her Award, the provisions of this Section 8(b)(ii) will apply.  In such case, the unvested portion of the Award held by the Participant immediately prior to his or her termination of employment will immediately vest on the date of the Participant’s termination of employment and may be exercised, subject to the Plan’s terms and conditions, at any time between such date and the third anniversary of the date of the Participant’s termination of employment.

9.	Definitions

Any defined term used in this Administrative Guide, other than those set forth in this Section 9, will have the same meaning for purposes of this document as that given to it under the terms of the Plan.  The following definitions will apply to this Administrative Guide:

(a)

Approved Reason. The Committee may, in its sole and absolute discretion, determine what other circumstances, if any, besides those specifically described in this subsection constitute a termination of employment for an Approved Reason.  The following types of terminations of employment will be for an Approved Reason:

(i)

Divestiture.  The Participant terminates employment as a direct result of a Divestiture; provided, however, that following the Divestiture the Participant is not employed by an entity within Kodak’s controlled group for financial reporting purposes.

(ii)

Layoff.  The Participant terminates employment as a result of a Layoff; provided, however, the Participant complies with all of the applicable conditions required in order to receive severance benefits under the terms of the benefit plan providing the severance benefits due to the Layoff and, in particular, in those cases where the receipt of severance benefits is conditioned on the execution of a general release, the Participant signs and does not revoke the general release.

	(iii)	Special Separation Program. The Participant terminates employment under a Special Separation Program; provided, however, the Participant complies with all of the applicable conditions of the program.

	(iv)	Transfer. The Participant terminates employment as a result of a Transfer.

(v)

Individual Retirement Plan.  The Participant retires pursuant to the terms of a Individual Retirement Plan; provided, however, the Participant complies with all of the applicable conditions of the plan.

(b)	Cause. “Cause” means:

	(i)	the Participant’s failure to perform his or her duties in a manner deemed satisfactory by the Participant’s supervisor; or

(ii)

the Participant’s failure to follow a lawful written directive of Eastman Kodak Company’s Chief Executive Officer, the Participant’s supervisor or any other person to whom the Participant has a reporting relationship in any capacity; or

	(iii)	the Participant’s violation of any material rule, regulation, or policy that may be established from time to time for the conduct of his or her employer’s business; or

(iv)

the Participant’s unlawful possession, use or sale of narcotics or other controlled substances, or performing job duties while illegally used controlled substances are present in the Participant’s system; or

(v)

any act of omission or commission by the Participant in the scope of his or her employment (a) which results in the assessment of a civil or criminal penalty against the Participant or the Participant’s employer, or (b) which in the reasonable judgment of the Participant’s supervisor could result in a material violation of any foreign or U.S. federal, state or local law or regulation having the force of law; or

	(vi)	the Participant’s conviction of, or plea of, guilty or no contest to any crime involving moral turpitude;

(vii)

any misrepresentation of a material fact to, or concealment of a material fact from, the Participant’s supervisor or any other person to whom the Participant has a reporting relationship in any capacity; or

(viii)

the Participant’s breach of his or her Eastman Kodak Company Employee’s Agreement or any similar agreement required of the Participant’s employer or the Participant’s breach of the Eastman Kodak Company Business Conduct Guide.

A Participant may be treated as terminating employment for Cause for purposes of this subsection even though the Participant may not be considered by his or her employer as terminating employment for cause for any other purpose.

(c)

Divestiture.  “Divestiture” means any one or more of the following transactions: (A) the sale or other transfer to an unrelated entity of all or substantially all of the assets used by the Participant’s employer in a trade or business conducted by the Participant’s employer; (B) if the Participant was employed by a subsidiary corporation (within the meaning of Code section 424(f)) of Kodak, or by a corporation that is a member of a controlled group of corporations (within the meaning of Code section 414(b) as modified by Code section 415(h)) that includes Kodak, the liquidation, sale, or other means of terminating the parent-subsidiary or controlled group relationship of the Participant’s employer with Kodak; (C) the loss or expiration of a contract with a government agency and the entry into a successor contract by an unrelated entity and such government agency; (D) the sale or other transfer of all or substantially all of the assets used by the Participant’s employer at a plant, facility, or other business location of the Participant’s employer; (E) any other sale, transfer, or disposition of assets of the Participant’s employer to an unrelated entity; or (F) any change in the contractual arrangements governing the performance of the Participant’s services where, immediately following the change in the contractual arrangements, the Participant continues to perform primarily the same services for the same recipient.

(d)

Fair Market Value.  The opening price of the Common Stock on the New York Stock Exchange on the relevant date; provided, however, if the Common Stock is not traded on the relevant date, then the opening price on the immediately preceding date on which the Common Stock is traded shall be used.

(e)

Individualized Retirement Plan.  “Individualized Retirement Plan” means a special individualized pension arrangement between the Participant and the Participant’s employer that is approved in writing by the Director, Human Resources, Eastman Kodak Company and grants the Participant deemed years of age and/or service such that when combined with the Participant’s actual years of age and service, the Participant is eligible for Retirement.

(f)	Layoff. “Layoff” means a layoff under the terms of Kodak’s Termination Allowance Plan (“TAP”) or any similar plan or program adopted by the Participant’s employer.

(g)

Permitted Reason.  The CEO may, in his sole and absolute discretion, determine what other circumstances, if any, besides those specifically described in this subsection constitute a termination of employment for a Permitted Reason.  Subject to the following rules, a Participant’s termination of employment will be for a Permitted Reason unless the Participant’s termination of employment is voluntary or for Cause.  The following rules will apply for purposes of this subsection:

	(i)	Retirement. If a Participant’s termination of employment is due to Retirement, the Participant’s termination will be voluntary.

(ii)

Layoff.  In the event the Participant’s termination of employment is a result of a Layoff, the Participant’s termination of employment will be for a Permitted Reason only if the Participant complies with all of the applicable terms and conditions required in order to receive severance benefits under the terms of the Layoff, and, in particular, in those situations where the receipt of severance benefits is conditioned on the execution of a general release, the Participant executes and does not revoke the general release.

(iii)

Special Separation Program.  In the event the Participant terminates employment under a Special Separation Program, the Participant’s termination of employment will only be for a Permitted Reason if the Participant complies with all of the applicable conditions of such program, and, in particular, in those situations where the receipt of benefits under the program is conditioned on the execution of a general release, the Participant executes and does not revoke the general release.

(h)

Participant.  Any Key Employee who is granted an Award under this Administrative Guide will be a “Participant.”  When through exercise, expiration and/or forfeiture a person no longer holds any portion of the Award granted to him or her under this Administrative Guide, such person will no longer be considered a “Participant.”

(i)

Special Separation Program.  A “Special Separation Program” means either (i) a “Special Separation Program” as defined in Section 4.02 of the Termination Allowance Plan (“TAP”); or (ii) an involuntary termination of employment for other than Cause pursuant to the terms of a written special letter agreement between the Participant and his or her employer.  In the case where Kodak is the Participant’s employer, the written letter agreement must be executed on behalf of Kodak by the Director, Human Resources, Eastman Kodak Company.  In all other cases, prior to its execution the written letter agreement must be reviewed and approved prior to execution by the Director, Human Resources, Eastman Kodak Company.

(j)

Transfer.  “Transfer” means a transfer of employment of a Participant that is initiated by the Participant’s employer, which for financial reporting purposes is an entity within Kodak’s controlled group, to an entity in which Kodak has an ownership interest, but is not a member of Kodak’s controlled group for financial reporting purposes.

10.	Administration

The Committee will administer this Administrative Guide, which is subject to the terms, conditions and limitations of the Plan.  The Committee is authorized to interpret, construe and implement the Administrative Guide, to prescribe, amend and rescind rules and regulations relating to it and the Awards granted under it, and to make all other determinations necessary, appropriate or advisable for its administration.  Any determination by the Committee in carrying out, administering or construing this Administrative Guide will be final and binding for all purposes upon all interested persons and their heirs, successors, and personal representatives.

11.	Amendment

The Committee may, from time to time, amend this Administrative Guide in any manner for any reason or no reason.

12.	Award Notice

Each Award granted under this Administrative Guide will be evidenced by an Award Notice issued by Kodak.  To the extent there are any inconsistencies between the terms of any such Award Notice and this Administrative Guide, the terms of this Administrative Guide will control unless, however, such inconsistency is attributable to a term or condition contemplated pursuant to Section 5.2 of the Plan.

13.	Restrictions, Conditions and Limitations

The Committee may, from time to time, impose those restrictions, conditions and limitations as it determines necessary, advisable or appropriate as to the timing and manner of any Award exercised by an Participant and/or any resales or other transfer of shares issued upon exercise of an option, including without limitation (a) restrictions under any insider trading policy; (b) restrictions as to the use of a specified brokerage firm for resale or other transfer of shares; and (c) restrictions necessary to comply with applicable law.

14.	Miscellaneous

(a)

Headings.  The headings of the Sections of this Administrative Guide have been prepared for convenience and reference only and will not control, affect the meaning, or be taken as the interpretation of any provision of this Administrative Guide.

(b)

Applicable Law.  This Administrative Guide, including its reference to the Plan, and its interpretation and application, will be governed and controlled by the laws of the State of New York, except as superseded by applicable Federal Law, without giving effect to principles of conflicts of laws.

15.	Impact on Benefits. The Awards (either at the date of their grant or at the time they vest) will not be includible as compensation or earnings for purposes of any benefit plan offered by the Company.

16.	Transferability

(a) In General. Except as specified in Section 16(b), the Awards will not in any manner be subject to alienation, anticipation, sale, transfer, assignment, pledge or encumbrance.

(b)

Transfers.  The non-qualified stock options granted pursuant to this Administrative Guide are transferable in accordance with, and subject to, the terms and conditions set forth in Section 19.1(b) of the Plan.

17.	No Right to Continued Employment

A Participant’s receipt of an Award under this Administrative Guide does not give the Participant any right to remain in the employ of Kodak or any Subsidiary.  Kodak or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Employee at any time.

NOTICE OF AWARD OF NON-QUALIFIED STOCK OPTIONS

GRANTED TO ___________

EFFECTIVE ____________

PURSUANT TO THE

2000 OMNIBUS LONG-TERM COMPENSATION PLAN

APPROVED BY:

Action by or on behalf of the Executive Compensation and Development Committee effective _______, _______

NOTICE OF AWARD OF NON-QUALIFIED STOCK OPTIONS
GRANTED TO _____________
EFFECTIVE ___________
PURSUANT TO THE
2000 OMNIBUS LONG-TERM COMPENSATION PLAN

1.	Background

Under Article 8 of the 2000 Omnibus Long-Term Compensation Plan (the “Plan”), the Executive Compensation and Development Committee (the “Committee”) may, among other things, award non-qualified stock options of the Company’s Common Stock to those Employees as the Committee in its discretion may determine, subject to such terms, conditions and restrictions as it deems appropriate.  The Committee’s charter permits delegation of its authority to grant certain awards pursuant to the terms contained therein.

2.	Award

The Committee or its designee granted, effective _________ (the “Grant Date”), _____________ (the “Participant”) an award of ___________ (__________) non-qualified stock options (the “Award”).  One option provides for the ability to purchase a single share of Common Stock.  The Award is granted under the Plan, subject to the terms and conditions of the Plan and those set forth in this Notice of Award of Non-Qualified Stock Options (“Award Notice”).  To the extent there is any inconsistency between the terms of this Award Notice and the Plan, the terms of the Plan will control.

3.	Terms and Conditions of Award

The following terms and conditions will apply to the Award:

(a)

Option Price.  The option price for the options evidenced by way of this Award Notice will be the mean between the high and low at which Kodak Common Stock trades on the New York Stock Exchange on the Grant Date, i.e., $______.

(b)

Duration of Option.  Subject to Section 3(i) below, each option will expire at the close of business on the day immediately prior to the seventh anniversary of the Grant Date, unless sooner terminated or forfeited in accordance with the terms and conditions of this Award Notice or the Plan.

(c)	Vesting. No option will be exercisable prior to the date on which it vests.

The options will vest in three (3) substantially equal consecutive annual installments on the first, third and fifth anniversaries of the Grant Date.  The options must be exercised by written notice to the Committee stating the number of options to be exercised.

(d)

Payment of Option Price.  The option price for the share for which an option is exercised by the Participant will be paid by the Participant on the date the option is exercised in cash, in shares of Common Stock owned by the Participant, or a combination of the foregoing.  Any share of Common Stock delivered in payment of the option price will be valued at its Fair Market Value on the date of exercise.

(e)	Withholding. The Participant will pay the amount of taxes required to be withheld upon exercise of his or her options by delivering a check made payable to the Company.

(f)

Rights as a Shareholder.  The Participant will not have any of the rights of a shareholder with respect to the shares of Common Stock covered by an option except to the extent one or more certificates for such shares will be delivered to him or her upon the exercise of such option.

(g)

Broker Assisted Exercise.  Notwithstanding Sections 3(d) and 3(e) above, the Participant may, subject to Section 5 hereof, exercise any option granted to him or her under this Award Notice by way of the Company’s broker-assisted stock option exercise program, to the extent such program is available at the time of such exercise.  Pursuant to the terms of such program, the amount of any taxes required to be withheld upon exercise of any options must be paid in cash directly to the Company.

(h)	Termination of Employment.

	(i)	Forfeiture.

(A)

Within One Year of Grant.  The provisions of this Section 3(h)(i)(A) will apply insofar as the Participant’s employment is terminated for any reason, whether voluntarily or involuntarily, prior to the first anniversary of the Grant Date.  In such event, absent termination of the Participant’s employment for a Permitted Reason or due to death, the Participant will, effective upon the date of his or her termination of employment, forfeit all of the nonqualified stock options granted to him or her under this Award Notice.  In the event of termination of the Participant’s employment for a Permitted Reason or due to death, the options will, unless sooner forfeited in accordance with another provision of this Award Notice or the provisions of the Plan, expire on the third anniversary of the date of the Participant’s termination of employment.

		(B)	On or After First Anniversary of Grant Date.

(I)

In General.  The provisions of this Section 3(h)(i)(B) will apply insofar as the Participant’s employment is terminated for any reason, whether voluntarily or involuntarily, on or after the first anniversary of the Grant Date.

(II)

Unvested Options.  Effective upon the date of the Participant’s termination of employment, all of the unvested portion of the Participant’s options will be immediately forfeited; provided, however, if the Participant’s employment is terminated by reason of death, Disability, Retirement, or an Approved Reason, the unvested options will expire on the third anniversary of the date of the Participant’s termination of employment, unless sooner forfeited in accordance with the terms of this Award Notice or the Plan.

(III)

Vested Options.  On the sixtieth (60) day after the date of the Participant’s termination, all of the vested portion of the Participant’s options will expire; provided, however, if the Participant’s employment is terminated by reason of death, Disability, Retirement or an Approved Reason, the vested options will expire on the third anniversary of the date of the Participant’s termination of employment, unless sooner forfeited in accordance with the terms of this Award Notice or the Plan.

(ii)

Vesting.  Notwithstanding Section 3(c) above to the contrary, if the Participant dies prior to the vesting of all of the nonqualified stock options granted to him or her under this Award Notice, all of such unvested options will immediately vest on the date of the Participant’s death and may be exercised, subject to the Plan’s terms and conditions, at any time between such date and the third anniversary of the date of the Participant’s death.

(i)	Exercise Upon Expiration.

(i)

Notwithstanding Section 3(b) hereof to the contrary, if on the options’ scheduled expiration date (A) any options remain unexercised and (B) the Fair Market Value of a share of Common Stock exceeds the option price, then the provisions of Section 3(i)(ii) below will apply.

(ii)

The Participant may exercise any of his or her unexercised options as of the date they are scheduled to expire, unless already forfeited under the terms and conditions of this Award Notice or the Plan, by providing written notice thereof to the Committee within sixty (60) days after such scheduled expiration date.  In such event, such options will, for purposes of this Award Notice and the Plan, be treated as exercised prior to the close of business on their scheduled expiration date; provided, however, the Participant will not be the record owner of the shares acquired upon exercise of such options until the one or more certificates for the shares have been delivered to the Participant.  The strike price of any options exercised pursuant to the provisions of this Section 3(i) will be the mean between the high and low at which the Common Stock trades on the New York Stock Exchange on the options’ scheduled expiration date, or, if such day is not a trading day, the immediately preceding trading day.

(iii)

Notwithstanding Section 3(g) above to the contrary, any options exercised pursuant to this Section 3(i) will not, without the Committee’s prior approval, be exercised by way of the Company’s broker-assisted stock option program.

4.	Definitions

Any defined term used in this Award Notice, other than those set forth below, will have the same meaning for purposes of this document as that ascribed to it under the terms of the Plan.  The following definitions will apply to this Award Notice:

(a)

Approved Reason. The Committee may, in its sole and absolute discretion, determine what other circumstances, if any, besides those specifically described in this subsection constitute a termination of employment for an Approved Reason.  The following types of terminations of employment will be for an Approved Reason:

(i)

Divestiture.  The Participant terminates employment as a direct result of a Divestiture; provided, however, that following the Divestiture the Participant is not employed by an entity within Kodak’s controlled group for financial reporting purposes.

(ii)

Layoff.  The Participant terminates employment as a result of a Layoff; provided, however, the Participant complies with all of the applicable conditions required in order to receive severance benefits under the terms of the benefit plan providing the severance benefits due to the Layoff and, in particular, in those cases where the receipt of severance benefits is conditioned on the execution of a general release, the Participant signs and does not revoke the general release.

	(iii)	Special Separation Program. The Participant terminates employment under a Special Separation Program; provided, however, the Participant complies with all of the applicable conditions of the program.

	(iv)	Transfer. The Participant terminates employment as a result of a Transfer.

(v)

Individual Retirement Plan.  The Participant retires pursuant to the terms of a Individual Retirement Plan; provided, however, the Participant complies with all of the applicable conditions of the plan.

(b)

Fair Market Value.  The opening price of the Common Stock on the New York Stock Exchange on the relevant date; provided, however, if the Common Stock is not traded on the relevant date, then the opening price on the immediately preceding date on which the Common Stock is traded will be used.

(c)

Divestiture.  “Divestiture” means any one or more of the following transactions: (A) the sale or other transfer to an unrelated entity of all or substantially all of the assets used by the Participant’s employer in a trade or business conducted by the Participant’s employer; (B) if the Participant was employed by a subsidiary corporation (within the meaning of Code section 424(f)) of Kodak, or by a corporation that is a member of a controlled group of corporations (within the meaning of Code section 414(b) as modified by Code section 415(h)) that includes Kodak, the liquidation, sale, or other means of terminating the parent-subsidiary or controlled group relationship of the Participant’s employer with Kodak; (C) the loss or expiration of a contract with a government agency and the entry into a successor contract by an unrelated entity and such government agency; (D) the sale or other transfer of all or substantially all of the assets used by the Participant’s employer at a plant, facility, or other business location of the Participant’s employer; (E) any other sale, transfer, or disposition of assets of the Participant’s employer to an unrelated entity; or (F) any change in the contractual arrangements governing the performance of the Participant’s services where, immediately following the change in the contractual arrangements, the Participant continues to perform primarily the same services for the same recipient.

(d)	Layoff. “Layoff” means a layoff under the terms of Kodak’s Termination Allowance Plan (“TAP”) or any similar plan or program adopted by the Participant’s employer.

(e)

Special Separation Program.  A “Special Separation Program” means either (i) a “Special Separation Program” as defined in Section 4.02 of the Termination Allowance Plan (“TAP”); or (ii) an involuntary termination of employment for other than Cause pursuant to the terms of a written special letter agreement between the Participant and his or her employer.  In the case where Kodak is the Participant’s employer, the written letter agreement must be executed on behalf of Kodak by the Director, Human Resources and Senior Vice President, Eastman Kodak Company.  In all other cases, prior to its execution the written letter agreement must be reviewed and approved prior to execution by the Director, Human Resources and Senior Vice President, Eastman Kodak Company.

(f)

Transfer.  “Transfer” means a transfer of employment of a Participant that is initiated by the Participant’s employer, which for financial reporting purposes is an entity within Kodak’s controlled group, to an entity in which Kodak has an ownership interest, but is not a member of Kodak’s controlled group for financial reporting purposes.

(g)	Cause. “Cause” means:

	(i)	the Participant’s failure to perform his or her duties in a manner deemed satisfactory by the Participant’s supervisor; or

(ii)

the Participant’s failure to follow a lawful written directive of Eastman Kodak Company’s Chief Executive Officer, the Participant’s supervisor or any other person to whom the Participant has a reporting relationship in any capacity; or

	(iii)	the Participant’s violation of any material rule, regulation, or policy that may be established from time to time for the conduct of his or her employer’s business; or

(iv)

the Participant’s unlawful possession, use or sale of narcotics or other controlled substances, or performing job duties while illegally used controlled substances are present in the Participant’s system; or

(v)

any act of omission or commission by the Participant in the scope of his or her employment (a) which results in the assessment of a civil or criminal penalty against the Participant or the Participant’s employer, or (b) which in the reasonable judgment of the Participant’s supervisor could result in a material violation of any foreign or U.S. federal, state or local law or regulation having the force of law; or

	(vi)	the Participant’s conviction of, or plea of, guilty or no contest to any crime involving moral turpitude;

(vii)

any misrepresentation of a material fact to, or concealment of a material fact from, the Participant’s supervisor or any other person to whom the Participant has a reporting relationship in any capacity; or

(viii)

the Participant’s breach of his or her Eastman Kodak Company Employee’s Agreement or any similar agreement required of the Participant’s employer or the Participant’s breach of the Eastman Kodak Company Business Conduct Guide.

A Participant may be treated as terminating employment for Cause for purposes of this subsection even though the Participant may not be considered by his or her employer as terminating employment for cause for any other purpose.

(h)

Individual Retirement Plan.  “Individualized Retirement Plan” means a special individualized pension arrangement between the Participant and the Participant’s employer that is approved in writing by the Director, Human Resources and Senior Vice President, Eastman Kodak Company and grants the Participant deemed years of age and/or service such that when combined with the Participant’s actual years of age and service, the Participant is eligible for Retirement.

(i)	Permitted Reason. The CEO may, in his sole and absolute discretion, determine what other circumstances, if any, besides those specifically described in this subsection constitute a termination of employment for a Permitted Reason.  Subject to the following rules, a Participant’s termination of employment will be for a Permitted Reason unless the Participant’s termination of employment is voluntary or for Cause.  The following rules will apply for purposes of this subsection:

(i) Retirement. If a Participant’s termination of employment is due to Retirement, the Participant’s termination will be voluntary.

(ii)

Layoff.  In the event the Participant’s termination of employment is a result of a Layoff, the Participant’s termination of employment will be for a Permitted Reason only if the Participant complies with all of the applicable terms and conditions required in order to receive severance benefits under the terms of the Layoff, and, in particular, in those situations where the receipt of severance benefits is conditioned on the execution of a general release, the Participant executes and does not revoke the general release.

(iii)

Special Separation Program.  In the event the Participant terminates employment under a Special Separation Program, the Participant’s termination of employment will only be for a Permitted Reason if the Participant complies with all of the applicable conditions of such program, and, in particular, in those situations where the receipt of benefits under the program is conditioned on the execution of a general release, the Participant executes and does not revoke the general release.

5.	Section 16 of the Exchange Act

In order to avoid any Exchange Act violations, the Committee may, at any time and from time to time, impose additional restrictions upon the Award, including, but not by way of limitation, restrictions regarding the Participant’s ability to exercise options under the Company’s broker-assisted stock option exercise program under Section 3(g).

6.	Non-Assignability

(a)	In General. Except as specified in Section 6(b), the Award will not in any manner be subject to alienation, anticipation, sale, transfer, assignment, pledge or encumbrance.

(b)	Transfers. The non-qualified stock options granted pursuant to this Award Notice are transferable in accordance with, and subject to, the terms and conditions set forth in Section 19.1(b) of the Plan.

7.	Effect of Award Notice

This Award Notice, including its reference to the Plan, constitutes the entire understanding between the Company and the Participant concerning the Award and supersedes any prior notices, letters, statements or other documents issued by the Company relating to the Award and all prior agreements and understandings between the Company and the Participant, whether written or oral, concerning the Award.

8.	Miscellaneous

(a)

Headings.  The headings of the Sections of this Award Notice have been prepared for convenience and reference only and will not control, affect the meaning, or be taken as the interpretation of any provision of the Award Notice.

(b)

Applicable Law.  All matters pertaining to this Award Notice (including its interpretation, application, validity, performance and breach) will be governed by, construed and enforced in accordance with the laws of the State of New York (except as superseded by applicable Federal Law) without giving effect to principles of conflicts of laws.

(c)	Amendment. The Committee may, from time to time, amend this Award Notice in any manner.

9.	Administration

The Committee will have full and absolute authority and discretion, subject to the provisions of the Plan, to interpret, construe and implement this Award Notice, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary, appropriate or advisable for its administration.  All such Committee determinations will be final, conclusive and binding upon any and all interested parties and their heirs, successors, and personal representatives.

10.	Impact on Benefits

The nonqualified stock options granted pursuant to this Award Notice (either at the date of their grant or at the time the shares are vested) will not be includible as compensation or earnings for purposes of any compensation or benefit plan offered by the Company.

NOTICE OF AWARD OF RESTRICTED STOCK

GRANTED TO ___________

PURSUANT TO THE

2000 OMNIBUS LONG-TERM

COMPENSATION PLAN

APPROVED BY:

Action by or on behalf of the Executive Compensation and Development Committee

1.

Background.  Under Article 10 of the 2000 Omnibus Long-Term Compensation Plan (the “Plan”), the Executive Compensation and Development Committee (“the Committee”) may, among other things, award restricted shares of Kodak’s Common Stock to those Key Employees as the Committee in its discretion may determine, subject to such terms, conditions and restrictions as it deems appropriate.  The Committee’s charter permits delegation of its authority to grant certain awards pursuant to the terms contained therein.

2.

Award.  Effective _____________, (the “Grant Date”) the Committee or its designee granted to ______________________ (the “Participant”) an Award of _________ (______) restricted shares of Common Stock (“Restricted Shares”).  This Award was granted under the Plan, subject to the terms and conditions of the Plan and those set forth in this Notice of Award of Restricted Stock (“Award Notice”).  To the extent there are any inconsistencies between the terms of the Plan and this Award Notice, the terms of the Plan will control.

3.	Terms and Conditions of Restricted Shares. The following terms and conditions will apply to the Restricted Shares:

(a)

Issuance.  The Restricted Shares awarded to the Participant will be evidenced by a book entry recorded by Kodak’s transfer agent in an account established by the transfer agent on behalf of the Participant.  This book entry will indicate that the Restricted Shares are restricted under the terms of this Award Notice.  The Participant will be a shareowner of all the shares represented by this book entry.  As such, the Participant will have all the rights of a shareowner with respect to the Restricted Shares, including but not limited to, the right to vote such shares and to receive all dividends and other distributions (subject to Section 3(b)) paid with respect to them, provided, however, that the Restricted Shares will be subject to the restrictions in Section 3(d).

(b)

Stock Splits, Dividends, etc.  If under Section 6.2 of the Plan, entitled “Adjustment to Shares,” the Participant, as the owner of the Restricted Shares, becomes entitled to new, additional, or different shares of stock or securities: (i) Kodak’s transfer agent will adjust its book entry for the Participant to reflect such new, additional, or different shares of stock or securities; and (ii) such new, additional, or different shares of stock or securities will be subject to the restrictions provided for in Section 3(d) below.

(c)

Restriction Period.  The Restricted Shares will be subject to three “Restriction Periods.”  The Restriction Period for one-third of the Restricted Shares will begin on the Grant Date and terminate, subject to Section 4 below, on the third anniversary of the Grant Date.  The Restriction Period for the second one-third of the restricted shares will begin on the Grant Date and terminate, subject to Section 4 below, on the fifth anniversary of the Grant Date.  The Restriction Period for the remaining one-third restricted shares will begin on the Grant Date and terminate, subject to Section 4 below, on seventh anniversary of the Grant Date.

	(d)	Restrictions on Restricted Shares. The restrictions to which the Restricted Shares are subject are:

(i)

Nonalienation.  During their Restriction Period, the Restricted Shares may not be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of except by will or the laws of descent and distribution.  Any attempt by the Participant to dispose of a Restricted Share in any such manner will result in the immediate forfeiture of such Restricted Share and all other Restricted Shares then held by Kodak’s transfer agent on the Participant’s behalf.

(ii)

Continuous Employment.  The Participant must remain continuously employed by Kodak throughout a Restriction Period in order to receive the Restricted Shares that are subject to that Restriction Period.  Thus, except as set forth in Section 4 below, if the Participant’s employment terminates for any reason, whether voluntarily or involuntarily, during a Restriction Period, the Participant will immediately forfeit all of the Restricted Shares subject to that Restriction Period.  If the Participant’s employment terminates during more than one Restriction Period, the Participant will, except as set forth in Section 4 below, forfeit all of the Restricted Shares subject to those Restriction Periods.

(e)

Lapse of Restrictions.  The restrictions set forth in Section 3(d) above, with respect to a Restricted Share, will, unless the Restricted Share is forfeited sooner, lapse upon the expiration of such Restricted Share’s Restriction Period.

4.	Termination of Employment.

(a)

Within One Year of Grant.  Notwithstanding Section 3 above to the contrary, if the Participant’s employment is terminated by reason of a Permitted Reason prior to the first anniversary of the Award’s grant, the Restricted Shares will not be forfeited by reason of such termination, but will, unless sooner forfeited under the terms and conditions of this Award Notice or the Plan, continue to remain subject to the restrictions set forth in Section 3(d) above until the expiration of such Restricted Shares’ applicable Restriction Period.

(b)

On or After the First Anniversary of Grant.  Notwithstanding Section 3 above to the contrary, if the Participant’s employment is terminated by reason of Disability or an Approved Reason on or after the first anniversary of the Award’s grant, the Restricted Shares will not be forfeited by reason of such termination, but will, unless sooner forfeited under the terms and conditions of the Award Notice or the Plan, continue to remain subject to the restrictions set forth in Section 3(d) above until the expiration of the Restriction Period(s) to which such Restricted Shares are subject.

(c)

Death.  Notwithstanding Section 3(c) above to the contrary, if the Participant’s employment is terminated by reason of death prior to the seventh anniversary of the Grant Date, the Participant’s estate will receive a pro-rata share of the Restricted Shares then held on the Participant’s behalf by Kodak’s transfer agent and the Restriction Period(s) on such pro-rata share of the Restricted Shares will terminate as of the date of the Participant’s death.  Such pro-rata share will be determined by multiplying the total number of Restricted Shares granted under the Award by a fraction the numerator of which is the number of full months that have elapsed since the date of the Award’s grant, and the denominator of which is eighty four (84), and then subtracting from such result the number, if any, of shares of Common Stock of the Award for which the restrictions set forth in Section 3(d) above previously lapsed prior to the date of the Participant’s death.

(d)

Death After Termination of Employment.  In the event the Participant terminates employment due to a Permitted Reason, an Approved Reason or Disability and then subsequently dies prior to the seventh anniversary of the Grant Date, the Participant’s estate will be entitled to a pro-rata share of the Restricted Shares then held on the Participant’s behalf by Kodak’s transfer agent and, notwithstanding Section 3(c) above to the contrary, the Restriction Period(s) on such pro-rata share of the Restricted Shares will terminate as of the date of the Participant’s death.  Such pro-rata share will be determined by multiplying the total number of Restricted Shares granted under the Award by a fraction the numerator of which is the number of full months that have elapsed since the date of the Award’s grant, and the denominator of which is eighty four (84), and then subtracting from such result the number, if any, of shares of Common Stock of the Award for which the restrictions set forth in Section 3(d) above previously lapsed prior to the date of the Participant’s death.

5.

Issuance of Shares of Common Stock.  Upon the lapse of a Restriction Period, Kodak will, unless the Restricted Shares are sooner forfeited, promptly instruct its transfer agent to reflect on its books those Restricted Shares that are no longer restricted.  The transfer agent will then subtract from the Participant’s account the number of shares that are withheld for taxes under Section 6 below.  Upon the Participant’s request, the transfer agent will deliver to the Participant a stock certificate for the remaining number of unrestricted shares held in the Participant’s account.

6.

Withholding.  Kodak will pay the taxes required to be withheld upon the lapse of a Restriction Period by withholding a portion of the shares of Common Stock otherwise due the Participant as a result of the lapse of such restrictions.  The portion of the shares withheld will equal in amount the taxes required to be withheld.  The Common Stock which is so withheld will be valued at its Fair Market Value on the date of the lapse of the restrictions on the Restricted Shares.

7.	Definitions.

(a)

Any defined term used in this Award Notice, other than that set forth in Section 7(b) below, will have the same meaning for purposes of this document as that ascribed to it under the terms of the Plan.

	(b)	The following definitions will apply to this Award Notice:

(i)

Permitted Reason.  The CEO will, in the exercise of his or her sole discretion, determine under what circumstances, if any, a termination of employment will be for a “Permitted Reason.”  In the event, however, the Participant is the CEO, then such determination will be made by the Committee.

(ii)

Fair Market Value.  “Fair Market Value” will mean the opening price of the Common Stock on the New York Stock Exchange; provided, however, if the Common Stock is not traded on the date in question, then the opening price on the immediately preceding date on which the Common Stock is traded will be used.

(iii)

Interest Rate.  For purposes of this Award Notice, “Interest Rate” means the base rate, as reported in the “Money Rates” section of The Wall Street Journal, on corporate loans posted by at least 75% of the nation’s 30 largest banks (known as the “Prime Rate”).

(iv)

Market Value.  For purposes of this Award Notice, “Market Value” means the mean between the high and low at which the Common Stock trades on the New York Stock Exchange as quoted on the New York Stock Exchange Composite Transactions as published in The Wall Street Journal for the day for which the determination is to be made or, if such day is not a trading day, the immediately preceding trading day.

		(v)	Valuation Date. For purposes of this Award Notice, “Valuation Date” means the last business day of each calendar month.

8.

Effect of Award Notice.  This Award Notice, including its reference to the Plan, constitutes the entire understanding between the Company and the Participant concerning the Award and supersedes any prior notices, letters, statements or other documents issued by the Company relating to the Award and all prior agreements and understandings between the Company and the Participant, whether written or oral, concerning the Award.

9.

Administration.  The Committee will have full and absolute authority and discretion, subject to the provisions of the Plan, to interpret, construe and implement this Award Notice, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary, appropriate or advisable for its administration.  All such Committee determinations will be final, conclusive and binding upon any and all interested parties and their heirs, successors, and personal representatives.

10.

Impact on Benefits.  The Restricted Shares (either at the date of their grant or at the time their restrictions lapse) will not be includible as compensation or earnings for purposes of any other compensation or benefit plan offered by Kodak.

11.	Miscellaneous.

(a)

Headings.  The headings of the Sections of the Award Notice have been prepared for convenience and reference only and will not control, affect the meaning, or be taken as the interpretation of any provision of the Award Notice.

(b)

Applicable Law.  This Award Notice, and its interpretation and application, will be governed and controlled by the laws of the State of New York (except as superseded by applicable Federal Law), applicable as though to a contract made in New York by residents of New York and wholly to be performed in New York without giving effect to principles of conflicts of laws.

	(c)	Amendment. The Committee may, from time to time, amend this Award Notice in any manner.

12.

Tax Consequences.  No person connected with this Award Notice in any capacity, including, but not limited to, Kodak and its Subsidiaries and their respective directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the Award.